UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

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HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-15981 (Commission File Number)	54-1194795 (I.R.S. Employer Identification No.)
4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 15, 2004, the Registrant entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of December 15, 2004, among the Registrant, as Borrower; the banks named therein as Lenders; Wachovia Bank, National Association, as administrative agent; PNC Bank, National Association and SunTrust Bank, as documentation agents; and Bank of America, N.A., as syndication agent.  The Amended Credit Agreement amends and restates a Second Amended and Restated Credit Agreement, dated as of July 1, 2002, among the parties, and provides for a credit facility of up to an aggregate of $425.0 million. The funds available under the credit facility will represent senior secured indebtedness of the Registrant.

In particular, the Amended Credit Agreement (i) increases the availability to the Registrant of term loan facilities from an aggregate principal amount of $160.0 million to an aggregate principal amount of $250.0 million, (ii) restructures the term loan facilities from a single facility into Tranche A Term Loans and Tranche B Term Loans and (iii) increases the availability to the Registrant of a revolving credit facility from an aggregate principal amount of $130.0 million to an aggregate principal amount of $175.0 million (the “Revolving Credit Facility”).  The Amended Credit Agreement further permits the Registrant to request additional term loan facilities in amounts up to $75.0 million prior to December 31, 2006 and provides that a portion of the Revolving Credit Facility will be available for use by the Registrant for the issuance of letters of credit.  Pursuant to the Amended Credit Agreement, the increases in the term loan facilities and Revolving Credit Facility were made available for working capital and general corporate purposes.

Under the terms of the Amended Credit Agreement, the Registrant borrowed $50.0 million under the Tranche A Term Loans and $200.0 million under the Tranche B Term Loans.  Both the Tranche A Term Loans and the Revolving Credit Facility mature on December 15, 2009, and the Tranche B Term Loans mature on December 15, 2011.  All outstanding principal amounts on the Revolving Credit Facility will be due and payable on the maturity date, while outstanding principal amounts on the term loan facilities will be payable in quarterly installments beginning March 31, 2005 as set forth in the Amended Credit Agreement.  Annual payments of the outstanding principal amounts under the term loan facilities will total $7.0 million in 2005, $9.5 million in 2006, $12.0 million in 2007, $14.5 million in 2008, $17.0 million in 2009, $2.0 million in 2010, and $188.0 million in 2011.   Borrowings under the Amended Credit Agreement bear interest at variable rates based upon LIBOR plus a negotiated spread (initially, 1.75% for the Tranche A Term Loans and the Revolving Credit Facility and 2.25% for the Tranche B Term Loans), and the Registrant pays a commitment fee on unused portions of the Revolving Credit Facility.

The Amended Credit Agreement contains, among other provisions, requirements for maintaining certain financial ratios and specific limits or restrictions on acquisitions, indebtedness, investments, payment of dividends and repurchases of common stock.  Management does not believe that the restrictions contained in the Amended Credit Agreement will, in the foreseeable future, adversely affect the Registrant’s ability to pay cash dividends at the current dividend rate.  However, there can be no assurance in this regard.

The Amended Credit Agreement is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

99.1

Amended and Restated Credit Agreement, dated as of December 15, 2004, among the Registrant, as Borrower; the banks named therein as Lenders; Wachovia Bank, National Association, as administrative agent; PNC Bank, National Association and SunTrust Bank, as documentation agents; and Bank of America, N.A., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY

      (Registrant)

Date:

December 17, 2004

By: /s/ Carolyn Jones

Carolyn Jones

Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Amended and Restated Credit Agreement, dated as of December 15, 2004, among the Registrant, as Borrower; the banks named therein as Lenders; Wachovia Bank, National Association, as administrative agent; PNC Bank, National Association and SunTrust Bank, as documentation agents; and Bank of America, N.A., as syndication agent.